Exhibit 10.1

                         AMENDMENT TO EARN-OUT AGREEMENT

                  This AMENDMENT TO EARN-OUT AGREEMENT (this "Amendment"), dated as of April 10, 2006, is by and between Steven Madden, Ltd., a Delaware corporation ("Madden"), and Daniel M. Friedman ("Friedman").

                                    RECITALS
                                    --------

                  WHEREAS, the parties hereto are party to that certain Earn-Out Agreement, dated as of February 7, 2006 (the "Earn-Out Agreement"), by and among Madden, Friedman, Daniel M. Friedman & Associates, Inc. and DMF International, Ltd.; and

                  WHEREAS, pursuant to Section 10 of the Earn-Out Agreement, the parties hereto wish to amend the Earn-Out Agreement to make certain changes as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. The definition of "EBITDA" set forth in Section 1 (Definitions) of the Earn-Out Agreement is hereby deleted in its entirely and replaced with the following:

                  ""EBITDA" shall mean the Companies' (a) net sales, less, without duplication, the sum of (i) cost of sales (including, without limitation, any amounts which, absent the transactions contemplated by the Stock Purchase Agreement, would have been payable by Daniel M. Friedman & Associates, Inc. to the Purchaser pursuant to the terms of the License Agreement (as hereinafter defined) as if, with respect to such amounts, such License Agreement is coterminous with this Agreement, but excluding any such amounts which would have been payable in respect of products sold under the `Steven by Steve Madden' brand), (ii) selling and distribution expenses, (iii) design and production expenses and (iv) general administrative expenses (for the avoidance of doubt, including in each of the foregoing clauses the net amount payable under the Services Agreement), plus (b) to the extent included in expenses in clause (a) of this definition, the sum of (i) interest expense, (ii) fees and expenses (including prepayment penalties) in connection with financings, (iii) income tax expense (including payments in respect of any tax sharing or other similar agreement) other than international VAT or other similar tax, (iv) depreciation and amortization expense, (v) expenses resulting from FAS 142 or FAS 144, (vi) amortized expenses related to the closing of the transactions contemplated by the Stock Purchase Agreement and the 338(h)(10) Election (as defined in the Stock Purchase Agreement), (vii) any allocation of corporate overhead from Affiliates of either Company or allocation of profit, loss or expenses from Affiliates of either Company, other than those allocations specified in the Services Agreement, (viii) any Losses (as defined in the Stock Purchase Agreement) of either of the Companies which give rise to an indemnity obligation pursuant to the indemnification provisions of the Stock Purchase Agreement, to the extent, and only to the extent, that such indemnity obligations have been honored, and (ix) any amounts recovered or recoverable by either Company from insurance, to the extent, and only to the extent, the Loss attributable to such insurance arose in the same period, plus (c) the amount set forth on Schedule A attached hereto for the applicable fiscal year; provided that for purposes of the foregoing, all products of Purchaser sold by the Companies to retail stores of Purchaser shall be sold at cost. Each figure in clause (a) and clause (b) of this definition shall be determined on a consolidated basis in accordance with GAAP consistently applied from the Closing Date."

                  2. Except as specifically amended hereby, the Earn-Out Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

                  3. To the extent of any inconsistency between the terms of the Earn-Out Agreement and this Amendment, the terms of this Amendment will control.

                  4. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327.

                  5. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.


                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                 STEVEN MADDEN, LTD.


                                 By: /s/ JAMIESON A. KARSON
                                     -------------------------------------------
                                     Name: Jamieson A. Karson
                                     Title: Chairman and Chief Executive Officer




                                 /s/ DANIEL M. FRIEDMAN
                                 ---------------------------
                                 DANIEL M. FRIEDMAN